ASSIGNMENT OF OIL and GAS TECHNICAL EVALUATION PERMIT FOR LOT 8 and portion of LOT 4 and RIGHTS ATTACHED THERETO
CENTURY PETROLEUM LIMITED (PERU) S.A. And XTRALINK ENERGY CORPORATION

This Agreement sets out the terms and conditions governing the Assignment and transfer of a SHALE OIL AND GAS TECHNICAL EVALUATION PERMIT TO BE ISSUED FROM PERUPETRO S.A. from CENTURY PETROLEUM LIMITED (PERU) S.A. to XTRALINK ENERGY CORPORATION

ASSIGNMENT OF SHALE OIL AND GAS TECHNICAL EVALUATION PERMIT

THIS ASSIGNMENT OF THE TECHNICAL EVALUATION PERMIT (to be issued) ("TEP”) is made and entered into as of the 14th  day of January, 2015, between CENTURY PETROLEUM LIMITED (PERU) S.A.  ("Assignor"), and XTRALINK ENERGY CORPORATION (“Assignee”).

WHEREAS the Assignor is the party undertaking to obtain a Technical Evaluation Permit (“TEP”) granting the right to the Assignor to conduct geological testing, surveying and exploration of the shale oil reserves contained in Lot 8 in Peru (hereinafter referred to as the “Evaluation Rights”) which LOT 8 contains an area of approximately 5,900 square kilometers and a portion of LOT 4 containing an area of approximately 100 square kilometers (the “areas”) and is more particularly described in Schedule A attached hereto.

AND WHEREAS the Assignor desires to assign, transfer and sell all its’ rights, benefits, liabilities, duties and obligations, title and interest and all rights arising under the TEP (the Evaluation Rights) for the areas being LOT 8 and a portion of LOT 4,

AND WHEREAS the Assignee is a reporting Nevada corporation and is in the business of developing and commercializing conventional and unconventional oil and gas reserves and is desirous of acquiring all the Assignor’s rights and interest in the TEP Evaluation Rights for LOT 8 and a portion of LOT 4 and to assume all of said rights, interests, benefits, liabilities, duties and obligations in the TEP subject to the terms of this Assignment.

AND WHEREAS the Assignee undertakes agrees to take all procedures required at law to have its stock quoted on a recognized stock exchange in the USA and raise the capital required to perform the evaluation of the oil shale reserves located in LOT 8 and a portion of LOT 4 including geological surveys, drilling, testing and preparing of technical or engineering documentation to effect the above.

AND WHEREAS the Assignee hereby acknowledges that the Assignor has not been issued the TEP for LOT 8 and a portion of LOT 4 from PERUPETRO S.A. and that the anticipated date for the issuance of the TEP for LOT 8 and a portion of LOT 4 based on the work done to date by the Assignor is on or about the 15th day of January 2015 or such other date as determined by PERUPETRO S.A.

AND WHEREAS the Assignor hereby acknowledges and agrees that the Assigned Rights are being acquired without warranty or representation of any kind from the Assignor including that a TEP for the areas being LOT 8 and a portion of LOT 4 shall issue from PERUPETRO S.A. on or before the 15th day of January 2015.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Recitals. The above recitals are incorporated herein by reference.

2. Assignment and Assumption. Assignor hereby transfers and assigns to Assignee all of Assignor’s rights, interests, benefits, liabilities, duties and obligations (i) in and to the Evaluation Rights pursuant to the TEP to be issued for the areas being LOT 8 and a portion of LOT 4 and Assignee hereby accepts and assumes all such rights, benefits, interests, liabilities, duties and obligations of Assignor under the TEP issued for LOT 8 and LOT 4 and assigned to it above.

3.  Assignee’s Indemnification.  Assignee hereby indemnifies, protects, defends and holds Assignor, Assignor’s officers, employees and members and all of their respective successors and assigns, harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), both known and unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on the Assignor under the TEP issued for LOT 8, which obligations accrue from and after the Closing Date.

 4.  Assignor’s Indemnification.  Assignor hereby indemnifies, protects, defends and holds Assignee, Assignee’s officers, employees and members and all of their respective successors and assigns, harmless from any and all Losses, both known and unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on the Assignor for work done by the Peruvian authorities or PETROPERU S.A., which obligations accrued prior to the Closing Date.

5. Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below.

      "Closing Date" shall mean Jan 31, 2015 or such other date as mutually agreed to between the Assignee and Assignor.

     "Litigation Expense" shall mean any expenses reasonably incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Agreement, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals.

        "Person" shall mean and include an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

6. Acknowledgements.  Assignee hereby acknowledges that the Assignor has previously provided to Assignee the information and data relating to the shale oil reserves in Peru which Assignee has fully examined and has found to be to its full satisfaction. Assignee hereby waives any claim of unsuitability and acknowledges that the Assigned Rights as delivered are fully in accordance with all representations of the Assignor regarding suitability and fully in keeping with the specifications set out in its documentation and that the Assignee is acquiring Assigned Rights and the right to conduct exploration work including geological surveys, drilling and testing permitted on LOT 8 on an “as is basis”.

7.  Assigned rights; limitations.

(a)  Subject to the terms and conditions set forth in this Agreement, the Assignee for other good and valuable consideration and the acquisition of the Assigned Rights on the terms herein contained, the Assignor shall sell, transfer, assign, convey and deliver to the Assignee, and upon the closing the Assignee shall, accept and acquire from the Assignor, all of the Assigned Rights and the rights to issued pursuant to the TEP to be issued by PERUPETRO S.A.to the Assignor.

8.   Instruments of Transfer:

            (a) Assignor's deliveries.  At the Closing, the Assignor shall deliver the following to the Assignee, each of which shall be in form reasonably satisfactory to the Assignee:

               (i) evidence reasonably satisfactory to the Assignee, of the Assignor's authority to assign and transfer its Evaluation Rights in the TEP as set out in this Agreement including a Directors Resolution authorizing this Agreement and

               (ii) such other instrument or instruments of transfer, in such form as shall be reasonably necessary or appropriate to vest in the Assignee all of the Assignor's right, interest and title in the Evaluation Rights and the TEP to be issued for the areas being LOT 8 and a portion of LOT 4, by PERUPETRO S.A.

            (b)  Assignee's deliveries.  At the Closing, the Assignee shall deliver the following to the Assignor, each of which shall be in form reasonably satisfactory to the Assignor:

            (i) Director's Certificate regarding resolutions authorizing this transaction and the due authority of persons executing documents on behalf of the Assignee;

            (ii) such further instruments as the Assignor may reasonably request to evidence the consummation of the transactions contemplated by this Agreement.

9. Representations and warranties of the Assignor.  The Assignor represents and warrants to the Assignee as follows:

(i)                 That said TEP and Evaluation Rights there under will be fully assignable when issued.

(ii)               That the Assignor will have the full right and authority to transfer said TEP and Evaluation Rights and that the Evaluation Rights when transferred will be free of any lien, encumbrance or adverse claim.

(iii)             That the Assignor has the requisite power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder and this Agreement constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms.

(iv)             That it has not sold, assigned, licensed, transferred, or otherwise conveyed any rights to the Evaluation Rights or TEP when issued or entered into any agreements with any third party to do so.

(v)               That there is no suit, action or litigation, administrative hearing, arbitration, labor controversy, warranty claim, governmental inquiry, investigation or other proceeding or claim pending or, to the Assignor's knowledge, threatened against or relating to the Assignor with respect to the Products and the related Technologies.  There are no judgments, consent decrees or injunctions against, affecting or binding upon the Assignor with respect to the Assigned Rights.  The Assignor is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material adverse effect on the Assigned Rights or on the ability of the Assignor to consummate the transactions contemplated hereby.

(vi)             That it has delivered or made available to the Assignee true, correct and complete  information concerning the Evaluation Rights and TEP to be issued.

 11.  Representations and warranties of the Assignee.  The Assignee represents and warrants to the Assignor as follows:

(i)         The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the TEP and Evaluation rights to be issued and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

(ii)                The Assignee is a corporation duly organized, validly existing and in good standing under the laws of Nevada. The Assignee has the requisite power, authority and capacity to own, lease and operate its properties and to carry on its intended business.

          (iii)        The Assignee has the requisite power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder.  The Assignee has duly taken all necessary action to approve this Agreement and the performance of its obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of the Assignee enforceable against it in accordance with its terms.

          (iv)        The execution, delivery and performance of this Agreement by the Assignee do not and will not (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the articles of organization or operating agreement of the Assignee, or any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which the Assignee is a party or by which the Assignee or its assets are bound or affected, or any law, regulation, ordinance or decree to which the Assignee or its assets are subject, or (ii) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or business of the Assignee.

           (v)         No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other Person on the part of the Assignee is required in connection with the execution or delivery by the Assignee of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such consent would not materially adversely affect the Assignee's ability to consummate the transactions contemplated by this Agreement.

(vi)         There is no suit, action or litigation, administrative hearing, governmental inquiry, investigation, arbitration or other proceeding pending or, to the Assignee's knowledge, threatened against or relating to the Assignee.  There are no judgments, consent decrees or injunctions against, affecting or binding upon the Assignee.  The Assignee is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement, and the Assignee has not received notice of any claimed violation with respect to any of the foregoing, and none of the foregoing will be affected by the consummation of the transactions contemplated by this Agreement. (ii) The Assignee has the corporate power to acquire the Assigned Rights and assume the obligations of the Assignor arising in the Agreement

12.   Conditions precedent to the obligations of the Assignor.  All obligations of the Assignor under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Assignee:

          (i)  The representations and warranties of the Assignee herein contained shall be true and correct as of the date hereof.

          (ii)  The Assignee shall have performed or complied with all the obligations, agreements and covenants of the Assignee herein contained to be performed by it prior to or as of the Closing Date.

          (iii)  No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against the Assignor or the Assignee awarding substantial damages in respect of the transactions contemplated hereby.

(iv)  All deliveries required to be made under this Agreement to the Assignor at or before the Closing Date shall have been received by the Assignor.

13.  Conditions precedent to the obligations of the Assignee.  All obligations of the Assignor under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Assignee.

          (i)  The representations and warranties of the Assignor herein contained shall be true and correct as of the date hereof.

          (ii)  The Assignor shall have performed or complied with all the obligations, agreements and covenants herein contained to be performed by him prior to or as of the Closing Date.

          (iii)  No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against the Assignor or the Assignee awarding substantial damages in respect of the transactions contemplated hereby.

          (iv)  All deliveries required to be made under this Agreement to the Assignee on or before the Closing Date shall have been received by the Assignee.

14.  Survival.  The representations, warranties, covenants and agreements of the parties hereto (including indemnification obligations of the parties hereunder with respect to all Losses and Litigation Expense incurred or required to be paid) shall survive the execution and delivery of this Agreement.

 15. Applicable law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without giving effect to conflict of laws principles thereof.

 16. Entire agreement.  This Agreement and all Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any prior agreement or understanding between the parties.

17. Enforcement.  If any portion of this Agreement shall be determined to be invalid or unenforceable, it shall be modified rather than voided, if possible, in order to carry out the intent of this Agreement.  In any event, the remainder of this Agreement shall be valid and enforceable to the fullest extent possible.

18. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

19. Headings.  Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

20. Binding effect; benefits.   This Agreement shall be binding upon and inure to the benefit of each party and its successors and assigns.  Assignee may assign its rights and obligations under this Agreement, in whole or in part, without the need for Assignor’s consent.

 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by their respective Officers authorized in that behalf as of the date first above written.

CENTURY PETROLEUM LIMITED (PERU) S.A.

By:

/s/ Vincent Juy

______________________________________

Vincent Juy, President

XTRALINK ENERGY CORPORATION

By:

/s/ Sergius Borys

______________________________________